Exhibit 99.1

FOR IMMEDIATE RELEASE

COUNTY BANCORP, INC. ANNOUNCES COMPLETION OF SUBORDINATED DEBT OFFERING

Manitowoc, WI, May 30, 2018 – County Bancorp, Inc. (NASDAQ: ICBK) (the “Company”), the parent company of Investors Community Bank, announced today the completion of its private placement of $30 million in fixed-to-floating rate Subordinated Notes (the “Notes”) due 2028. The Company plans to use the additional capital for general corporate purposes, including growth initiatives at Investors Community Bank.

The Notes have been structured to qualify for the Company as Tier 2 capital under regulatory guidelines. The Notes will initially bear interest at 5.875% per annum from, and including, May 30, 2018 to, but excluding, June 1, 2023 payable semi-annually in arrears. From and including June 1, 2023 to, but excluding, the maturity date or early redemption date, the interest rate shall reset quarterly to an interest rate per annum equal to the then current three-month LIBOR plus 288.4 basis points, payable quarterly in arrears. The Company may, at its option, beginning on June 1, 2023 and on any scheduled interest payment date thereafter, redeem the Notes.

The Egan-Jones Rating Agency has assigned a rating of BBB to the subordinated notes.

“We are pleased to announce the successful completion of our subordinated debt offering. Response was extremely positive, and people enjoyed hearing our story. This new capital will be integral in fueling future growth for our organization,” said Tim Schneider, President of County Bancorp, Inc. and CEO of Investors Community Bank.

Sandler O’Neill + Partners, L.P. served as the lead placement agent and Hovde Group, LLC served as the co-placement agent for the offering.

The Notes have not been registered under the Securities Act of 1933, as amended, or any state securities laws and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company has agreed to exchange the privately placed Notes for registered notes having substantially the same terms, and to file a registration statement with the Securities and Exchange Commission in connection therewith. This press release does not constitute an offer to sell, or the solicitation of an offer to buy, any security.

About County Bancorp, Inc.

County Bancorp, Inc., a Wisconsin corporation and registered bank holding company founded in May 1996, and our wholly-owned subsidiary Investors Community Bank, a Wisconsin-chartered bank, are headquartered in Manitowoc, Wisconsin. The state of Wisconsin is often referred to as “America’s Dairyland,” and one of the niches we have developed is providing financial services to agricultural businesses statewide, with a primary focus on dairy-related lending. We also serve business and retail customers throughout Wisconsin, with a focus on northeastern and central Wisconsin. Our customers are served from our full-service locations in Manitowoc, Appleton, Green Bay, and Stevens Point and our loan production offices in Darlington, Eau Claire, Fond du Lac, and Sheboygan.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of such term in the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to known and unknown risks and uncertainties, many of which may be beyond our control. We caution you that the forward-looking statements presented in this press release are not a guarantee of future events, and that actual events may differ materially from those made in or suggested by the forward-looking information contained in this press release. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “plan,” “seek,” “will,” “expect,” “intend,” “estimate,” “anticipate,” “believe” or “continue” or the negative thereof or variations thereon or similar terminology. Factors that may cause actual results to differ materially from those made or suggested by the forward-looking statements contained in this press release include those identified in County Bancorp, Inc.’s most recent annual report on Form 10-K and subsequent filings with the Securities and Exchange Commission. Any forward-looking statements presented herein are made only as of the date of this press release, and we do not undertake any obligation to update or revise any forward-looking statements to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

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Investor Relations Contact

Glen L. Stiteley, CFO

Phone: (920) 686-5658

Email: gstiteley@icbk.com